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Exhibit 99.1

8115 Preston Road, Suite 400, Dallas, Texas 75225
Phone: 214/265-0080 Fax: 214/373-3610
http://www.wiseroil.com

Contact:

Peggy S. Loyd
Investor Relations
Phone: (214) 265-0080
Email: prloyd@wiseroil.com

The Wiser Oil Company To Redeem
9 1/2% Senior Subordinated Notes

        DALLAS, June 30, 2004—The Wiser Oil Company (NYSE: WZR) announced today it has called for redemption of all of the outstanding 9 1/2% Senior Subordinated Notes due 2007 at a redemption price of 101.583% of the principal amount of the notes, plus interest on the notes through July 30, 2004, the date of the redemption of the notes.

        On June 30, 2004, Forest Oil Corporation (NYSE:FST) announced that it completed the merger of a wholly-owned subsidiary of Forest into Wiser and, as a result of the merger, Wiser is a wholly-owned subsidiary of Forest.

        A notice of redemption is being sent by JPMorgan Chase Bank, the successor trustee for the notes, to all registered holders of the notes. Copies of the notice of redemption and additional information relating to the procedures for redemption may be obtained from JPMorgan Chase by calling 1-800-275-2048.

        The Wiser Oil Company is a Dallas, Texas based independent energy company engaged in the acquisition, development and production of oil and natural gas in the United States and Canada.

Forward-Looking Statements

        Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, and the business prospects of The Wiser Oil Company, are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, litigation, the costs and results of drilling and operations, the Company's ability to replace reserves or implement its business plans, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, and environmental risks. These and other risks are described in the Company's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.

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  Exhibit 99.1